                                                                   Exhibit 99.1

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholder
  Regency Electric Company, Inc.

  We have audited the accompanying consolidated balance sheets of Regency Electric Company, Inc. (an S corporation) and subsidiaries, as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the three years ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Regency Electric Company, Inc. and subsidiaries, as of December 31, 1997 and 1996 and the results of operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

/s/ Harbeson Beckerleg & Fletcher

Harbeson Beckerleg & Fletcher
Jacksonville, Florida
February 18, 1998

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                 December 31,        March 31,
                                            ----------------------- -----------
                                               1996        1997        1998
                                            ----------- ----------- -----------
                                                                    (unaudited)
                  ASSETS
Current assets:
  Cash and cash equivalents................ $ 6,688,354 $11,337,758 $15,002,062
  Short-term investments...................   4,511,541   3,726,007   3,918,438
  Contract receivables (Note 2)............  11,392,358  16,692,180  13,293,712
  Costs and estimated earnings in excess of
   billings on uncompleted contracts (Note
   3)......................................   1,821,958   1,798,759   2,259,038
  Deposits.................................     300,000         --          --
  Prepaid expenses and other current
   assets..................................     200,156     282,202     330,653
                                            ----------- ----------- -----------
    Total current assets...................  24,914,367  33,836,906  34,803,903
Property and equipment, less accumulated
 depreciation (Note 4).....................     243,501   3,513,029   3,467,252
                                            ----------- ----------- -----------
                                            $25,157,868 $37,349,935 $38,271,155
                                            =========== =========== ===========
   LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
  Notes payable, due within one year (Note
   5)...................................... $     1,000 $     1,000 $       --
  Accounts payable.........................   2,300,601   3,218,620   3,803,910
  Accrued expenses.........................   1,682,130   1,208,867   2,714,353
  Minority interest in joint venture (Note
   1)......................................
  Billings in excess of costs and estimated
   earnings on uncompleted contracts
   (Note 3)................................   5,750,211  10,282,005   7,846,055
                                            ----------- ----------- -----------
    Total current liabilities..............   9,733,942  14,710,492  14,364,318
Stockholder's equity:
  Common stock, $.01 par value, 10,000
   shares authorized, issued and
   outstanding.............................          70         100         100
  Additional paid-in capital...............   1,358,800   1,358,800   1,358,800
  Retained earnings........................  14,065,056  21,280,543  22,547,937
                                            ----------- ----------- -----------
    Total stockholder's equity.............  15,423,926  22,639,443  23,906,837
                                            ----------- ----------- -----------
                                            $25,157,868 $37,349,935 $38,271,155
                                            =========== =========== ===========

      See Independent Auditor's Report and Notes to Financial Statements.

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                   Three Months Ended
                                Year Ended December 31,                 March 31,
                          -------------------------------------  ------------------------
                             1995         1996         1997         1997         1998
                          -----------  -----------  -----------  -----------  -----------
                                                                 (unaudited)  (unaudited)
Contract revenues earned
 and contract
 assignments............  $78,460,352  $64,412,229  $66,161,538  $14,405,500  $21,307,430
Contract assignments
 (Note 1)...............   (4,767,843)  (4,099,877)  (5,878,594)  (1,940,134)    (856,120)
                          -----------  -----------  -----------  -----------  -----------
Contract revenues
 earned.................   73,692,509   60,312,352   60,282,944   12,465,366   20,451,310
Cost of revenues
 earned.................  (57,040,513) (43,688,707) (44,338,484)  (8,964,767) (15,300,594)
                          -----------  -----------  -----------  -----------  -----------
  Gross profit..........   16,651,996   16,623,645   15,944,460    3,500,599    5,150,716
Selling, general and
 administrative
 expenses...............   (7,550,412)  (7,080,475)  (7,162,763)  (1,948,568)  (2,095,422)
Other income (expense):
  Interest and other....      415,761      851,256    1,296,003      272,656      355,046
  Minority interest in
   joint venture........     (103,062)     (58,546)         --           --           --
                          -----------  -----------  -----------  -----------  -----------
Net income..............  $ 9,414,283  $10,335,880  $10,077,700  $ 1,824,687  $ 3,410,340
                          ===========  ===========  ===========  ===========  ===========


      See Independent Auditor's Report and Notes to Financial Statements.

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                 For the Years Ended December 31, 1997 and 1996
             and the Three Months Ended March 31, 1998 (unaudited)

                                                     Retained Earnings
                                            ------------------------------------
                                Additional  Accumulated  Tax Timing
                         Common  Paid-in    Adjustments  Differences
                         Stock   Capital      Account     and Other     Total
                         ------ ----------  -----------  ----------- -----------
Balance, December 31,
 1994                     $ 60  $  300,000  $ 4,005,554   $  31,963  $ 4,037,517
  Capital contribution..   --      500,000          --          --           --
  Taxable income........   --          --    10,033,645         --    10,033,645
  Tax deferred income...   --          --           --     (604,334)    (604,334)
  Nondeductible
   expenses.............   --          --       (15,028)        --       (15,028)
  Dividends.............   --          --    (3,737,586)    283,016   (3,454,570)
  Other stockholder
   distributions........   --     (300,000)         --          --           --
                          ----  ----------  -----------   ---------  -----------
Balance, December 31,
 1995                       60     500,000   10,286,585    (289,355)   9,997,230
  Issuance of common
   stock................    10         --           --          --           --
  Capital contribution..   --      858,800          --          --           --
  Taxable income........   --          --    10,561,335         --    10,561,335
  Tax deferred income...   --          --           --     (290,341)    (290,341)
  Nondeductible
   expenses.............   --          --       (13,668)        --       (13,668)
  Dividends.............   --          --    (6,268,054)        --    (6,268,054)
  Nontaxable income.....   --          --           --       78,554       78,554
                          ----  ----------  -----------   ---------  -----------
Balance, December 31,
 1996                       70   1,358,800   14,566,198    (501,142)  14,065,056
  S corporation parent
   election.............    30         --           --          --           --
  Taxable income........   --          --     8,489,798         --     8,489,798
  Tax deferred income...   --          --           --    1,310,037    1,310,037
  Nondeductible
   expenses.............   --          --        (8,732)        --        (8,732)
  Dividends.............   --          --    (2,727,264)        --    (2,727,264)
  Nontaxable income.....   --          --           --      151,648      151,648
                          ----  ----------  -----------   ---------  -----------
Balance, December 31,
 1997                      100   1,358,800   20,320,000     960,543   21,280,543
  Net income
   (unaudited)..........   --          --     3,410,340         --     3,410,340
  Dividends
   (unaudited)..........   --          --    (2,142,946)        --    (2,142,946)
                          ----  ----------  -----------   ---------  -----------
Balance, March 31, 1998
 (unaudited)              $100  $1,358,800  $21,587,394   $ 960,543  $22,547,937
                          ====  ==========  ===========   =========  ===========


      See Independent Auditor's Report and Notes to Financial Statements.

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   Three Months Ended
                                Year Ended December 31,                 March 31,
                          -------------------------------------  ------------------------
                             1995         1996         1997         1997         1998
                          -----------  -----------  -----------  -----------  -----------
                                                                 (unaudited)  (unaudited)
Increase (decrease) in
 cash and cash
 equivalents
Cash flow from operating
 activities:
  Cash received from
   customers............  $71,209,047  $60,136,320  $59,538,115  $12,516,558  $20,953,549
  Cash paid to
   subcontractors,
   suppliers and
   employees............  (58,854,858) (54,188,057) (50,909,563) (10,605,680) (15,295,225)
  Interest and other
   income...............      277,941      508,284      648,637      272,656      355,046
  Interest paid.........     (100,988)      (5,332)     (29,234)         --           --
                          -----------  -----------  -----------  -----------  -----------
    Cash from operating
     activities.........   12,531,142    6,451,215    9,247,955    2,183,534    6,013,370
                          -----------  -----------  -----------  -----------  -----------
Cash flow from investing
 activities:
  Sales (purchases) of
   short-term
   investments, net.....     (699,717)  (3,651,725)   1,253,389    2,280,185     (192,431)
  Purchase of
   equipment............   (1,313,961)    (357,691)  (4,635,460)     (10,602)     (12,689)
  Deposit on airplane...          --      (300,000)     300,000          --           --
  Sale of equipment.....      174,859    1,639,108    1,359,500          --           --
                          -----------  -----------  -----------  -----------  -----------
    Cash (for) from
     investing
     activities.........   (1,808,819)  (2,670,308)  (1,722,571)   2,269,583     (205,120)
                          -----------  -----------  -----------  -----------  -----------
Cash flow from financing
 activities:
  Dividends paid........   (3,454,570)  (6,268,054)  (2,876,010)    (928,276)  (2,142,946)
  Capital contribution..      500,000      858,800          --           --           --
  Distribution to
   minority partner.....      (54,603)    (223,389)         --           --           --
  Issuance of common
   stock................          --            10                       --           --
  S corporation parent
   election.............          --           --            30           30          --
  Other stockholder
   distributions........     (300,000)         --           --           --           --
  Repayment of debt.....                                                 --        (1,000)
                          -----------  -----------  -----------  -----------  -----------
    Cash used for
     financing
     activities.........   (3,309,173)  (5,632,633)  (2,875,980)    (928,246)  (2,143,946)
                          -----------  -----------  -----------  -----------  -----------
Net increase (decrease)
 in cash and cash
 equivalents............    7,413,150   (1,851,726)   4,649,404    3,524,871    3,664,304
Cash and cash
 equivalents:
  Beginning of period...    1,126,930    8,540,080    6,688,354    6,688,354   11,337,758
                          -----------  -----------  -----------  -----------  -----------
  End of period.........  $ 8,540,080  $ 6,688,354  $11,337,758  $10,213,225  $15,002,062
                          ===========  ===========  ===========  ===========  ===========
Reconciliation of net
 income to cash provided
 by (used for) operating
 activities
Net income..............  $ 9,414,283  $10,335,880  $10,077,700  $ 1,824,687  $ 3,410,340
Adjustments:
  Depreciation..........      172,390      126,525      185,953       31,385       58,466
  Gain on sale of fixed
   assets...............     (137,101)    (153,592)    (179,521)         --           --
  Gain on short-term
   investments..........         (719)    (189,380)    (467,845)         --           --
  Minority interest in
   joint venture........      103,062       58,546          --           --           --
  Changes in:
    Contract receivables
     and related
     billings vs.
     earnings...........   (2,483,462)    (176,032)    (744,829)      59,192      502,239
    Prepaids and other
     assets.............      194,422       (7,247)     (82,046)    (143,804)     (48,451)
    Accounts payable and
     accrued expenses...    5,268,267   (3,543,485)     458,543      420,074    2,090,776
    Notes Receivable....          --           --           --        (8,000)         --
                          -----------  -----------  -----------  -----------  -----------
                          $12,531,142  $ 6,451,215  $ 9,247,955  $ 2,183,534  $ 6,013,370
                          ===========  ===========  ===========  ===========  ===========

Supplemental information
In 1995, long-term debt of $976,677 was paid using the proceeds from the sale of an airplane.
      See Independent Auditor's Report and Notes to Financial Statements.

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        December 31, 1997, 1996 and 1995 and March 31, 1998 (unaudited)

Note 1--Significant Accounting Policies:

Basis of Presentation

  The consolidated statements include Regency Electric Company, Inc. (REC), Regency Electric Company Jacksonville Office, Inc. (REC Jacksonville), Regency Electric Company Atlanta Office, Inc. (REC Atlanta), Regency Electric Company Orlando Office, Inc. (REC Orlando), Regency Electric Company Charlotte Office, Inc. (REC Charlotte), Regency Electric Company Projects Group, Inc. (REC Proj.) and Regency Aviation Company, Inc. (RAC). All significant intercompany accounts and transactions have been eliminated. In 1993, REC Orlando entered into a joint venture agreement and became a 90% partner in Regency/Zap Electrical Construction Team, a Joint Venture (Joint Venture). The sole contract of the Joint Venture was completed during 1996 and the Joint Venture was liquidated

  REC became an S corporation parent effective January 1, 1997 when the company's shareholder contributed the stock of the other entities and they elected to become qualified S corporation subsidiaries. Consolidated financial statements have been prepared as if the entities had always been parent and subsidiary entities.

Unaudited Interim Financial Statement Information

  In connection with the subsequent business combination agreement and related Securities and Exchange Commission filing requirements, the management of the Company has included unaudited interim financial statement information. In the opinion of management, the Company has made all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of March 31, 1998 and the results of operations and cash flows for the three months ended March 31, 1998 and 1997, and the statements of stockholder's equity as of and for the three months ended March 31, 1998, as presented in the accompanying unaudited interim financial statements information.

Company's Activities and Operating Cycle

  The companies are engaged in the construction industry as electrical contractors, with the exception of RAC which provides aviation services to the companies. The work is performed under fixed-price, cost plus and fixed-fee contracts.

  The length of the companies' contracts vary, but typically do not extend beyond 18-24 months. Assets and liabilities are classified as current and noncurrent because the contract-related items in the balance sheet have realization and liquidation periods within the operating cycle.

Accounting Estimates

  The financial statements include various estimates and assumptions by management that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

Revenue and Cost Recognition

  Revenues from fixed-price construction contracts are recognized on the percentage-of-completion method, measured by the cost-to-cost method.

  Contract assignments include material or equipment furnished to the contractor by the owner in which the contractor assumes all obligations, liabilities and responsibilities for the material or equipment including but not limited to the following: risk of loss, cost of unloading, handling, maintenance, insuring, storing, securing, protecting, installing, starting-up, checking-out, and safeguarding such material and equipment.

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

        December 31, 1997, 1996 and 1995 and March 31, 1998 (unaudited)

  Contracts and costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined. Profit incentives are included in revenues when their realization is reasonably assured. Additional contract revenue relating to claims is recognized only when realization is probable and the amount can be reliably estimated.

  The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Cash and Cash Equivalents

  For purposes of the statement of cash flows, the companies consider all highly liquid investments with original maturities of three months or less to be cash equivalents.

Short-Term Investments

  The companies consider all short-term investments to be trading securities as defined by SFAS 115 and as such are reported at fair value.

Property and Equipment

  Depreciation and amortization are provided principally on the straight-line method over the estimated useful lives of the assets as follows:

                                                                        Useful
                               Classification                            Lives
                               --------------                          ---------
      Construction equipment.......................................... 3-5 years
      Transportation equipment........................................ 3-5 years
      Trailers........................................................   5 years
      Office furniture and equipment.................................. 3-5 years
      Leasehold improvements.......................................... 2-5 years

Income Taxes

  The company, with the consent of its shareholder, elected under the Internal Revenue Code to be an S corporation. In lieu of Federal corporation income taxes, the shareholder will be taxed on the Company's taxable income. The Companies pay state income taxes on behalf of the stockholder. Those payments are reflected as dividends in the financial statements as the income tax is paid.

Stock Appreciation Rights

  Effective January 1, 1998 the Company adopted a Stock Appreciation Rights Plan (the Plan) to reward personnel whose services are important to the Company. The Plan provides that the award of Stock Appreciation Rights (SARs) may be paid in cash or the issue of non-voting stock. The maximum number of SARs outstanding at any time is 5,000. The SARs may have a fixed maturity date of not less than twelve (12) months nor more than ten (10) years, however, they will immediately mature and become payable upon a change in control of the Company. Upon the maturity date an employee shall be entitled to receive an amount equal to the sum of the excess of the fair market value over the "Basis Value." On January 1, 1998 approximately 3,650 SARs were

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

        December 31, 1997, 1996 and 1995 and March 31, 1998 (unaudited) outstanding with a "Basis Value" of $4,437. This value was based on a professional appraisal of the Company as of December 31, 1997, therefore, there has been no compensation recorded to date under the Plan.

Note 2--Contract Receivables:

  Contract receivables are summarized as follows:

                                                        December 31,
                                             -----------------------------------
                                                1995        1996        1997
                                             ----------- ----------- -----------
      Completed contracts..................  $   112,526 $   150,790 $   369,234
      Contracts in progress................   13,038,496   8,040,244  13,763,133
      Retained.............................    2,848,733   3,201,324   2,559,813
                                             ----------- ----------- -----------
                                             $15,999,755 $11,392,358 $16,692,180
                                             =========== =========== ===========

  All amounts are expected to be collected within one year.

Note 3--Costs and Estimated Earnings on Uncompleted Contracts:

  Costs and estimated earnings on uncompleted contracts are summarized as follows:

                                                   December 31,
                                     -----------------------------------------
                                          1995          1996          1997
                                     -------------- ------------  ------------
      Costs incurred on uncompleted
       contracts...................  $   81,329,796 $ 73,300,607  $ 69,436,470
      Estimated earnings...........      22,669,819   21,301,733    20,137,303
      Less-billings to date........   (112,711,297)  (98,530,593)  (98,057,019)
                                     -------------- ------------  ------------
                                     $  (8,711,682) $ (3,928,253) $ (8,483,246)
                                     ============== ============  ============
      Included in accompanying
       balance sheets under the
       following captions:
      Costs and estimated earnings
       in excess of billings on
       uncompleted contracts.......  $      524,553 $  1,821,958  $  1,798,759
      Billings in excess of costs
       and estimated earnings on
       uncompleted contracts.......     (9,236,235)   (5,750,211)  (10,282,005)
                                     -------------- ------------  ------------
                                     $  (8,711,682) $ (3,928,253) $ (8,483,246)
                                     ============== ============  ============

Note 4--Property and Equipment:

  Property and equipment are summarized as follows:

                                                       December 31,
                                              ---------------------------------
                                                 1995       1996        1997
                                              ----------  ---------  ----------
      Construction equipment................. $  209,758  $ 231,854  $  231,854
      Transportation equipment...............  1,319,532     87,561   3,468,034
      Office furniture and equipment.........    260,986    313,578     351,004
      Leasehold improvements.................    117,653    117,653     147,759
                                              ----------  ---------  ----------
                                               1,907,929    750,646   4,198,651
      Less-accumulated depreciation..........   (410,078)  (507,145)   (685,622)
                                              ----------  ---------  ----------
                                              $1,497,851  $ 243,501  $3,513,029
                                              ==========  =========  ==========

  Depreciation expense was $185,953 in 1997, $126,525 in 1996 and $172,390 in
1995.

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

        December 31, 1997, 1996 and 1995 and March 31, 1998 (unaudited)

Note 5--Notes Payable:

  The Company has $4,000,000 in various credit facilities available at December 31, 1997. These facilities include (a) an unsecured $2,000,000 line of credit, (b) an irrevocable standby letter of credit of $450,000 and (c) $1,550,000 credit availability. The line of credit, due June 30, 1998, had an outstanding balance of $1,000 at December 31, 1997 and 1996. The line of credit provides for borrowings of up to $2,000,000 at the prime rate. The credit facilities are guaranteed by all of the combined companies and are also personally guaranteed up to $2,000,000 by Alan J. Green.

  The Company has an irrevocable standby letter of credit of $450,000 at December 31, 1997, which guarantees the Company's payment of workers' compensation insurance claims.

  Additionally, the Company has $1,550,000 of additional credit availability at December 31, 1997 under an Advised Guidance Line. The option to obtain the additional credit has not been exercised as of December 31, 1997.

Note 6--Commitments and Contingencies:

  Litigation

  The Company may be a party to various claims, complaints and disputed amounts arising in the normal course of its construction activities. In the opinion of management such matters involve such amounts that the unfavorable disposition would not have a material affect on the financial position of the Company.

  Lease Commitments

  The assets utilized under operating lease arrangements in various operations are as follows: office facilities, warehouse, office equipment and transportation equipment.

  The following is a schedule of minimum lease commitments outstanding at December 31, 1997:

      Year Ending
       December 31,
      -------------
       1998............................................................ $481,345
       1999............................................................  365,237
       2000............................................................  101,776
       2001............................................................   14,421
                                                                        --------
                                                                        $962,779
                                                                        ========

  Lease expense under operating leases was $506,018 in 1997, $497,543 in 1996 and $393,848 in 1995.

Note 7--Backlog:

  The following schedule shows a reconciliation of backlog representing signed contracts in existence at December 31, 1997 and 1996

      Balance, December 31, 1996.................................. $ 67,306,941
      Contract adjustments and new contracts......................   51,171,503
                                                                   ------------
                                                                    118,478,444
      Less contract revenue earned................................  (60,042,333)
                                                                   ------------
      Balance, December 31, 1997.................................. $ 58,436,111
                                                                   ============

                REGENCY ELECTRIC COMPANY, INC. AND SUBSIDIARIES

        December 31, 1997, 1996 and 1995 and March 31, 1998 (unaudited)

  Contract adjustments include owner purchased materials of $5,878,594 in 1997 and $4,099,877 in 1996 (Note 1).

Note 8--Profit Sharing Plan:

  The Companies all participate in a 401(k) profit sharing plan covering substantially all employees. The plan became effective January 1, 1990. Employer's contributions charged to earnings were $87,866 in 1997, $56,077 in 1996 and $46,916 in 1995.

Note 9--Risks and Uncertainties:

  The companies are subject to a concentration of credit risk on accounts receivable balances (Note 2) since business operations are limited to a specific industry and geographical area. To limit these risks, it is the companies' policy to obtain references on potential customers and contractors prior to granting credit.

  At times, cash balances held at financial institutions were in excess of FDIC insurance limits. The companies place temporary cash investments with high-credit, quality financial institutions. The companies believe no significant concentration of credit risk exists with respect to these cash investments.

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